UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

MID-AMERICA APARTMENT COMMUNITIES, INC.

MID-AMERICA APARTMENTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-12762	62-1543819
Tennessee	333-190028-01	62-1543816
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue Memphis, Tennessee		38138
(Address of principal executive offices)		(Zip Code)

(901) 682-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 9, 2017, Mid-America Apartments, L.P. (the “Operating Partnership”) issued and sold $600 million in aggregate principal amount of its 3.600% Senior Notes due 2027 (the “Notes”). The terms of the Notes are governed by an indenture dated as of May 9, 2017 (the “Base Indenture”) between the Operating Partnership and U.S. Bank National Association, as trustee, as amended and supplemented by a first supplemental indenture dated as of May 9, 2017 (the “Supplemental Indenture”) between the Operating Partnership and U.S. Bank National Association, as trustee.

The Notes bear interest at 3.600% per annum. Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on December 1, 2017. The Notes will mature on June 1, 2027.

At any time prior to March 1, 2027 (three months prior to the maturity date of the Notes), the Operating Partnership will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, by paying a “make-whole” premium, plus accrued and unpaid interest to, but not including, the date of redemption. In addition, on or after March 1, 2027, the Operating Partnership will have the right, at its option, to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

Upon the occurrence of an event of default with respect to the Notes, which includes payment defaults, defaults in the performance of certain covenants, and bankruptcy and insolvency related defaults, the Operating Partnership’s obligations under the Notes may be accelerated, in which case the entire principal amount of the Notes would be immediately due and payable.

The foregoing description of the Notes, Base Indenture and Supplemental Indenture is qualified in its entirety by the full text of the Base Indenture and the Supplemental Indenture establishing the terms of the Notes, which are being filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of May 9, 2017, by and between Mid-America Apartments, L.P. and U.S. Bank National Association

4.2	First Supplemental Indenture, dated as of May 9, 2017, by and between Mid-America Apartments, L.P. and U.S. Bank National Association

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.

Date: May 9, 2017	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

MID-AMERICA APARTMENTS, L.P.

Date: May 9, 2017	By: Mid-America Apartment Communities, Inc., its general partner

	By:	/s/ Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of May 9, 2017, by and between Mid-America Apartments, L.P. and U.S. Bank National Association

4.2	First Supplemental Indenture, dated as of May 9, 2017, by and between Mid-America Apartments, L.P. and U.S. Bank National Association

5.1	Opinion of Bass, Berry & Sims PLC

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)